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                                                                EXHIBIT 16

October 24, 1996


Stratford Acquisition Corp.
F5-5420 North Service Road
Burlington, Ontario  L7L 607
Canada


Gentlemen:


After a more indepth review of various information, I have decided not to accept (or officially withdraw, if appropriate) the assignment as the independent auditor for the fiscal year ended May 31, 1996.



                                                Sincerely,


                                                Terry Dunne
                                                Terry Dunne